Exhibit 10.1

DaimlerChrysler Services North America LLC

FLEET LOAN AND SECURITY AGREEMENT

THIS FLEET LOAN, AND SECURITY AGREEMENT is entered into as of June 18, 2005, by and between, COACH FINANCIAL SERVICES, INC. a Florida Corporation, with a place of business at 12330 Southwest 53rd Street Cooper City Florida 33330 (“Company”), and DAIMLERCHRYSLER SERVICES NORTH AMERICA LLC, a Michigan limited liability company, with a place of business at 1011 Warrenville Road, Lisle, Illinois 60532 (“DCS”).

PART I. GENERAL PROVISIONS

1. PURPOSE

Company and DCS have entered into this Agreement for the purpose of permitting Company to request and receive Loan Advances (as hereinafter defined) from DCS from time to time, one or more times, the proceeds of which are to be used by Company to purchase inventory and equipment for use in the course of Company’s business, and/or for lease by Company to third-party Operators (as hereinafter defined).

2. DEFINITIONS

As used herein, the following capitalized terms shall have the following meanings:

2.1 Affiliate. The term “Affiliate” means any person or entity which, directly or indirectly, (a) controls, is controlled by, or is under common control with Company or any Guarantor, or (b) beneficially owns or holds power to direct the voting of twenty (20%) percent or more of any class of Company’s or any Guarantor’s capital stock or other equity interest, or (c) has twenty (20%) percent or more of any class of its capital stock or other equity interest beneficially owned or held, directly or indirectly, by Company or by any Guarantor, or (d) who is a director, officer, manager, or employee of Company or any Guarantor.

2.2 Agreement. The term “Agreement” means this Fleet Loan and Security Agreement, as this Agreement may be amended, modified or supplemented from time to time, and all addenda, exhibits, and schedules that may be referenced or attached to this Agreement.

2.3 Code. The term “Code” means the Uniform Commercial Code as enacted in the state or jurisdiction where Company is organized, or has offices or other facilities, as the Code may be amended and replaced from time to time.

2.4 Collateral. The term “Collateral” means and includes all presently owned and hereafter acquired: (a) inventory and equipment of Company financed by or purchased from or through DCS or a DCS affiliated company, including, without limitation, new and used automobiles, vans, trucks, truck tractors, trailers, chassis, buses, and other motor vehicles that are subject to sale or lease by Company, or from use by Company in the course of its business; and (b) attachments, accessories, additions, accessions, and other parts of the foregoing, together with all replacements, substitutions and exchanges therefor; and (c) all proceeds and products of the foregoing, including, without limitation, tangible chattel paper, electronic chattel paper, goods (including, without limitation, motor vehicles, trailers, chassis and equipment taken in trade), contract rights, leases, accounts, documents, instruments, promissory notes, general intangibles, payment intangibles, supporting obligations, claims and tort recoveries, moneys and insurance proceeds (in each case, to the fullest extent provided and defined in the Code), and all proceeds of such proceeds; and (d) all rights of Company to receive payments, credits, and other compensation from DCS, or from any manufacturer, distributor, or supplier of Company’s inventory or equipment financed by DCS, and all payments and credits that DCS may owe to Company, and all funds of Company that DCS may have or retained in its possession, whether in the form of cash collateral, reserves, contingency or escrow amounts, or otherwise. The definitions of the types of Collateral described in this Section 2.4 are intended to change, expand, and contract as the definitions and descriptions of such types of collateral that are set forth in the Code may change, expand or contract.

2.5 Company. The term “Company” means the Company named above, as well as Company’s successors and assigns.

2.6 Default. The term “Default” shall have the meaning as defined in Section 23 of this Agreement.

2.7 Default Rate. The term “Default Rate” means 18% per annum, but not to exceed the highest rate permitted by applicable law.

2.8 Guarantor. The term “Guarantor” means and includes each and every person and entity guaranteeing payment of Company’s Obligations, including without limitation, the person(s) or entity(ies) listed in Exhibit “A” attached thereto.

2.9 Guaranty. The term “Guaranty” means and includes that certain Guaranty or Guaranties executed by the Guarantors in favor of DCS with respect to Company’s Obligations.

2.10 Initial Loan Advance. The term “Initial Loan Advance” means the first (initial) advance of borrowed funds by DCS to Company pursuant to this Agreement, as referenced in Section 5 below.

2.11 Interest Rate. The term “Interest Rate” means the annual interest rate that applies to each Loan Advance as provided in Section 10 of this Agreement and in a Request for Loan Advance form.

2.12 DCS. The term “DCS” means DaimlerChrysler Services North America LLC, and its successors and assigns.

2.13 Loan. The term “Loan” means and includes the aggregate total outstanding unpaid amount of all Loan Advances, including past, current and future Loan Advances, made subject to this Agreement.

2.14 Loan Advance. The term “Loan Advance” means and includes any and all loan amounts advanced by DCS to Company, from time to time, one or more times, pursuant to the terms of this Agreement.

2.15 Loan Documents. The term “Loan Documents” means and includes the documents listed in Section 5 of this Agreement.

2.16 Note. The term “Note” means the Company’s promissory note, if required by DCS, executed in connection with this Agreement, and evidencing Company’s Obligations to pay principal and interest on Loan Advances made pursuant hereto.

2.17 Obligations. The term “Obligations” means and includes: (a) the Company’s obligation to pay principal and interest to DCS under the Loan; (b) the Company’s obligation to pay additional fees, costs, expenses, and other amounts provided for under this Agreement, under the Company’s Note (if required), and under the other Loan Documents, and (c) any and all other indebtedness, liabilities, and obligations of every nature and kind that Company and/or its Affiliates may now and in the future owe to or incur in favor of DCS, whether direct or indirect, absolute or contingent, and whether now due or hereafter owing, including, but without limitation, obligations arising under a guaranty of loans and indebtedness of third parties.

2.18 Operator. The term “Operator” means and includes any third-party lessee to whom Company may lease the Company’s inventory or equipment purchased with the proceeds of Loan Advances.

2.19 Subsequent Loan Advance. The term “Subsequent Loan Advance” means each additional (subsequent) Loan Advance that DCS may make to Company, as referenced in Section 6 of this Agreement.

All terms not otherwise defined in this Agreement have meanings provided in the Code, and as found in other laws, and as used in the commercial practices of the State of Illinois. In this Agreement, singular words include the plural, and plural words include the singular.

DaimlerChrysler Services North America LLC

FLEET LOAN AND SECURITY AGREEMENT

PART II. LOAN PROVISIONS

3. REQUESTS FOR LOAN ADVANCES

So long as no Default exists, and until such time as DCS may elect to terminate Company’s ability to request future Loan Advances as provided in Sections 25(b) and 31.2 below, Company may, from time to time, one or more times, request DCS to extend credit in the form of Loan Advances, the proceeds of which shall be used by Company: (a) to purchase inventory and equipment for use by Company in its business activities, and/or for lease by Company to third-party Operators; and (b) for such other purposes as DCS may agree to within DCS’ sole discretion. Requests for Loan Advances must be submitted by Company in accordance with procedures established by DCS from time to time, and may be submitted by any officer or person purporting to be an authorized representative of Company. Each request must be submitted under a written form of a Request for Loan Advance in the form attached as Exhibit “B”.

COMPANY UNCONDITIONALLY AGREES AND ACKNOWLEDGES THAT DCS HAS NO OBLIGATION WHATSOEVER, UNDER THIS AGREEMENT OR OTHERWISE, TO MAKE LOAN ADVANCES TO COMPANY UNDER ANY CIRCUMSTANCE. DCS’ DECISION TO DO SO SHALL ALWAYS BE SOLELY WITHIN DCS’ SOLE JUDGMENT AND DISCRETION, AND DCS MAY REFUSE TO MAKE LOAN ADVANCES TO COMPANY, AND MAY LIMIT THE PURPOSE OR PURPOSES FOR WHICH THE PROCEEDS OF A LOAN ADVANCE MAY BE USED, AND MAY LIMIT THE AMOUNT OF AGGREGATE LOAN ADVANCES, OR THE AMOUNT OF ANY SINGLE LOAN ADVANCE, FOR ANY OR NO REASON, WITH OR WITHOUT CAUSE.

Nothing under this Agreement, or under an existing or future agreement or understanding between the parties, whether in writing or in the form of oral statements, or any conduct or course of dealing on the part of DCS, or on the part of DCS’ officers, employees, agents, or attorneys, may be construed by Company, or by Company’s owners, principals, or management officials, or by any Guarantor, or by any court of law or in arbitration, to in any way obligate or commit DCS to make Loan Advances to Company, or to amend, alter, or in any way modify the discretionary nature of the lending relationship between DCS and Company. Company and each Guarantor recognize that the above provisions are essential, bargained-for, covenants, which may not be waived or modified under any circumstances.

4. FUNDING OF LOAN ADVANCES

DCS may make the Loan Advance proceeds available to Company in the form of checks or drafts payable to Company’s order, or in the form of direct EFT deposits into Company’s designated deposit account with Company’s bank. Alternatively, DCS may elect to pay all or a portion of the Loan Advance proceeds directly to the manufacturer or distributor of the inventory or equipment to be purchased by Company with such proceeds. DCS may delay funding the requested Loan Advance until DCS is satisfied that all required conditions necessary to fund the Loan Advance have been satisfied, or until the third business day following receipt of the Request for Loan Advance from Company, whichever is longer.

5. INITIAL LOAN ADVANCE

DCS will not make the Initial Loan Advance to Company unless and until DCS shall have first received duly executed copies of each of the following Loan Documents:

(a)	This Agreement, together with all Exhibits thereto.

(b)	If required by DCS, Company’s Note executed in connection with this Agreement*.

(c)	The Guaranty of each Guarantor.

(d)	Certified copies of the organizational documents of Company and of each business entity Guarantor.

(e)	Certifications from the state of organization of Company and of each business entity Guarantor that such entities are in existence and in good standing in their respective states of organization.

(f)	Secretary’s certificate(s) and certifying resolutions of the board of directors or governing body of Company, and of each business entity of Guarantor, authorizing the Loan and Company’s execution of this Agreement and of each other Loan Document, or such other evidence of authority as may be acceptable to DCS and its counsel.

(g)	UCC search results, and tax and judgment lien searches, in form and substance satisfactory to DCS and its counsel.

(h)	Evidence of the filing of UCC-1 financing statements perfecting security interests in favor of DCS in all of the Collateral.

(i)	UCC-3 termination statements, subordination agreements, and/or intercreditor agreements for all UCC-1 financing statements filed of record against Company.

(j)	A life insurance assignment and other documents as DCS may require in connection therewith, duly executed by Company or the owner of such policy, and acknowledged by the insurance company.

(k)	Evidence satisfactory to DCS of the insurance required by this Agreement, and by the other Loan Documents, together with loss payable endorsements, duly executed by the insurer or broker.

(l)	Copies of all financial statements of Company and of each Guarantor requested by DCS.

(m)	Such mortgagee and landlord waivers as DCS may deem necessary regarding locations at which the Collateral is or will be stored or located.

(n)	Such other agreements, consents, waivers, documents and certificates as DCS and its counsel may request.

6. SUBSEQUENT LOAN ADVANCES

DCS will not make a Subsequent Loan Advance to Company unless and until DCS is assured to DCS’ satisfaction that:

(a)	both immediately before and immediately after the funding of such a Subsequent Loan Advance, no Default, or event or condition which with the giving of notice, the passage of time, or both, would become a Default, shall have occurred and be continuing;

(b)	no material adverse change in Company’s and each Guarantor’s properties, assets, liabilities, business, operations, prospects, income or condition (financial or otherwise), shall have occurred since the date of this Agreement; and

(c)	all of the representations and warranties made by Company and by each Guarantor in this Agreement and/or in any other Loan Document, shall be true and correct in all material respects on and as of the date such Loan Advance is made.

Each request for a Subsequent Loan Advance shall be made in accordance to procedures established by DCS from time to time, and shall be deemed to be a representation and warranty by Company on the date of each Subsequent Loan Advance as to the facts specified in clauses (a), (b) and (c) above.

*	Promissory notes may be required if Company has its principal offices in Alabama, Florida,, South Carolina, Texas, Vermont, and West Virginia.

DaimlerChrysler Services North America LLC

FLEET LOAN AND SECURITY AGREEMENT

7. LINE OF CREDIT; MAXIMUM LOAN AMOUNT

The Loan is a “revolving line of credit” under which Company may request and receive Loan Advances from DCS, from time to time, one or more times, up to an established credit limit, and then to repay, and then to reborrow on a recurring basis. The maximum principal balance of Company’s Loan may not exceed Company’s established credit limit as internally determined by DCS from time to time within DCS’ sole and absolute discretion. DCS may further list the amount of any single Loan Advance.

8. OVER-LOAN ADVANCES

If at any time the unpaid outstanding principal balance of Company’s Loan should exceed Company’s maximum credit limit, or if DCS should agree to advance additional funds to Company in excess of such maximum credit limit, such excess or over-advance shall be payable by Company immediately upon demand by DCS. Company agrees that any agreement or commitment by DCS to make any over-advance, or DCS’ failure to make demand on Company for payment of any excess or over-advance, shall not be construed as a waiver of DCS’ right to subsequently demand immediate payment of such excess or over-advance, it being understood that such demand may be made by DCS at any time, and within DCS’ sole discretion.

9. PROMISE TO PAY

Company unconditionally promises to pay DCS the principal amount of each and every Loan Advance that DCS may extend to Company, together with interest as provided in Section 10 below. Unless otherwise required by DCS, it shall not be necessary for Company to execute one or more Notes to evidence Company’s obligation to pay principal and interest on Loan Advances made pursuant to this Agreement. Company agrees that DCS’ internal records, including DCS’ daily computer print-outs, shall serve for all purposes as conclusive evidence of the outstanding principal balance of all Loan Advances, as well as the amount of interest, fees and charges that may be owed to DCS at any time, and from time to time under this Agreement.

10. INTEREST

10.1 Interest on Loan Advances. So long as no Default has occurred, each Loan Advance shall bear interest at the Interest Rate set forth in each Request for Loan Advance accepted by DCS, with interest accruing from the date of each Loan Advance until the date the Loan Advance is paid in full. Following a Default, all Loan Advances shall bear interest at the Default Rate until paid.

10.2 Interest Computation. Interest will be assessed by application of a daily interest factor to the unpaid principal balance of each Loan Advance, as outstanding from time to time. The daily interest factor is to be determined by dividing the then applicable Interest Rate by 360 and then applying such daily interest rate over the number of days elapsed in a calendar year of 365 days, or 366 days in a leap year.

10.3 Interest Savings Clause. Under no circumstances will the Interest Rate, or the amount of interest, or the amount of other fees and charges that may be characterized as interest, that are or may be payable by Company under this Agreement, be more than the maximum rate or amount permitted by applicable law, it being DCS’ intent to strictly comply with all laws relating to interest and usury. Accordingly, and notwithstanding any provision of this Agreement to the contrary, Company will not be obligated to pay, nor will DCS accept payment of, interest or fees and charges in excess of those allowed by applicable law in any form and in any amount. However, should DCS receive interest or other fees and charges in excess of those allowed by applicable law, DCS may at its option refund the amount erroneously paid, or DCS may credit that amount to Company’s then Obligations.**

11. REPAYMENT OF LOAN ADVANCES

11.1 Repayment Terms. The repayment terms that apply to each Loan Advance shall be set forth in each Request for Loan Advance accepted by DCS, and shall be reflected in each pertinent Request for Loan Advance form submitted by Company.

11.2 Voluntary Prepayments. Company shall have the right to prepay, at any time and without penalty, and in whole or in part, the unpaid principal balance of all Loan Advances extended under this Agreement, at which time Company shall further pay DCS any then accrued and unpaid interest with respect to the prepaid amount.

PART III. SECURITY AGREEMENT PROVISIONS

12. GRANT OF SECURITY INTEREST

Company hereby grants to DCS a continuing security interest in, and a lien on all of Company’s present and future rights, title and interest in and to the Collateral, which security interest shall secure the prompt and punctual payment and satisfaction of all Obligations in favor of DCS, whether such Obligations arise out of Company’s Loan subject to this Agreement, or out of other loans, indebtedness, obligations and liabilities that Company and/or its Affiliates may now and in the future owe to, or incur in favor of DCS. DCS’ security interest and rights in the Collateral shall continue until all Obligations have been fully paid and satisfied, and DCS has affirmatively terminated its security interest in the Collateral as provided in Section 31.3 below.

13. ACKNOWLEDGMENT OF CROSS-COLLATERALIZATION AND CROSS-DEFAULT

Company acknowledges and agrees that the Collateral secures the prompt and punctual payment and satisfaction of all Obligations in favor of DCS, which includes all indebtedness, liabilities, obligations, present or future, of every kind or nature, owed by Company and/or its Affiliates to DCS, whether direct or indirect, absolute or contingent, now existing or due and owing, or in the future existing, due or owing, including, without limitation, those arising under a guaranty of a loan of a third-party. In addition, Company acknowledges that the occurrence of a default under any other indebtedness or obligation of Company, or of any Guarantor, or of any Affiliate, to DCS, shall also constitute a Default under this Agreement

14. OWNERSHIP OF COLLATERAL/LIEN PRIORITY/PERFECTION

14.1 Ownership. Except for the security interest granted in favor of DCS in this Agreement, Company has, or will continue to have, full title to and ownership of the Collateral free from any lien, security interest, encumbrance or claim, and Company will, at Company’s cost and expense, defend any action that may affect DCS’ security interest in, or Company’s title to and ownership of the Collateral. Company shall not, without DCS’ prior written consent. The Company shall not sell, assign, transfer, lease, convey or otherwise dispose of any of the Collateral, except that Company may lease items of inventory to third-party Operators in the ordinary course of Company’s business. Company further agrees not to do anything or permit anything to be done that would in any way impair DCS’ security rights and interest with respect to the Collateral.

14.2 Financing Statements; Perfection. Except for financing statements of record as of the date of this Agreement, and except for any financing statements required in connection with the financing or purchase of equipment from any direct seller of such equipment, no financing statements covering the Collateral, or any part or proceeds of the Collateral, are on file in any public office. DCS may file whatever financing and continuation statements, amendments, and other documents, and DCS may take whatever additional actions DCS reasonably deems to be necessary and proper to perfect and continue perfection of DCS’ security interest in the Collateral. To the extent that DCS may have previously filed a financing statement affecting any of the Collateral, Company ratifies and confirms DCS’ authority to do so, and the contents and binding effectiveness of such statement. Company shall reimburse DCS for all reasonable expenses incurred with respect to perfection and continuation of the perfection of DCS’ security interest.

**	The following provision applies to Texas companies only. The Interest Rate contracted for, charged, to be received, are limited by, and shall not exceed the applicable quarterly ceiling which is from time to time in effect under Chapter 3.3 of the Texas Finance Code, as amended, such quarterly ceiling to be adjusted on the first day of calendar quarter. The parties elect not to be governed by Chapter 346 of the Texas Finance Code.

DaimlerChrysler Services North America LLC

FLEET LOAN AND SECURITY AGREEMENT

15. MAINTENANCE OF COLLATERAL

Company warrants, covenants and agrees that the Collateral is and shall continue to be used in Company’s business, or for any other purpose authorized by DCS in writing, and shall not be used by Company, or (with DCS’ permission) by any third-party Operator or other person, for personal, household or agricultural uses or purposes. All Collateral will be maintained in good repair, and in a commercially acceptable and usable condition, and Company, and each third-party Operator, or other person, will not use the Collateral in violation of any statute or ordinance. DCS will have the right to examine and inspect the Collateral at any reasonable time. In addition, Company shall also immediately notify DCS of any change in the location of Company’s business or the location where any of the Collateral is kept and maintained when not in use elsewhere.

16. COLLATERAL INSURANCE

Company shall maintain fire and other risk insurance, public liability insurance, and such other insurance coverages that DCS may require with respect to the Collateral, and with respect to Company’s other properties and business operations, in such forms, amounts, coverages, and with such insurance companies that may be reasonably acceptable to DCS. If requested by DCS, Company shall deliver to DCS from time to time policies or certificates of insurance in form satisfactory to DCS, including stipulations that coverages will not be cancelled or diminished without at least thirty (30) days prior written notice to DCS. In connection with all policies of insurance covering assets in which DCS holds or is offered a security interest, Company shall list DCS as an additional insured party, and shall provide DCS with such lender’s loss payable and other endorsements as DCS may require, providing that coverage with respect to DCS’ interest may not be impaired or adversely affected in any way by any act, omission or default by Company, or by any other person. Company further agrees to provide DCS with proof satisfactory to DCS that Company has purchased required insurance, and that such insurance remains in effect at all pertinent times so long as the Loan remains unpaid and outstanding.

17. ADDITIONAL PROTECTIVE ADVANCES

Should Company for any reason fail to do what is required by Company under this Agreement, or otherwise, DCS may, at its sole option and discretion, without any obligation to do so, take whatever actions on Company’s behalf as DCS may deem to be necessary and proper to permit DCS to obtain full recovery and payment of all Obligations in favor of DCS. Specifically, but without limitation, DCS may: (a) purchase and maintain insurance on the Collateral and on Company’s other properties and assets, and with respect to Company’s business operations; (b) pay taxes and governmental assessments on Company’s behalf; and (c) compromise or otherwise satisfy any claim that a third party may assert against any of the Collateral, or against Company or its properties. All additional sums that DCS may advance for such purposes, together with interest at the Default Rate, will be considered an additional Obligation subject to and secured by this Agreement.

18. LEASES OF COMPANY’S INVENTORY

Company may not lease any of Company’s inventory purchased with the proceeds of Loan Advances to a third-party Operator without: (a) first notifying DCS in writing of Company’s intention to do so; and (b) providing DCS with (i) the Operator’s name and address, (ii) the terms of the lease, including the amount of periodic lease payments, and the term (length) of the lease, and (iii) proof of the Operator’s qualifications/licensure and of insurance; and (c) obtaining DCS’ prior written consent to such a lease. Company shall assure that the Operator is the primary operator of the leased inventory, and that the Operator will not sublease the inventory to any other person or entity. Company shall further assure that the Operator is properly qualified/licensed to operate the leased inventory in all pertinent jurisdictions, and that the Operator purchases and maintains insurance on the leased inventory, as well as public liability insurance, in such amounts and with such coverages as DCS may require. Company shall additionally assure that the Operator properly maintains and operates the leased inventory, and otherwise complies fully with the requirements of the lease.

DCS’ RIGHTS AND SECURITY INTERESTS IN COMPANY’S LEASED INVENTORY SHALL AT ALL TIMES BE SUPERIOR TO ANY RIGHTS THAT AN OPERATOR MAY ACQUIRE UNDER ANY LEASE. All leases of Collateral shall be stamped with a DCS stamp and shall contain an affirmative statement to the foregoing effect, and Company shall require each lessee to execute a form of written acknowledgement thereof in favor of DCS in such form as DCS may require.

Company further recognizes and agrees that all rental and lease payments that the Operator may be obligated to pay to Company under such a lease, are and shall remain subject to DCS’ security interest in Collateral as granted under Section 12 of this Agreement. Company agrees that DCS shall have the right, both before and after the occurrence of a Default, to notify the Operator and to instruct that all lease payments be made directly to DCS (rather than to Company) to be applied against Company’s then outstanding Obligations.

PART IV. COVENANTS

19. REPRESENTATIONS AND WARRANTIES

Company represents and warrants to DCS, as of the date of this Agreement is executed, and as of the date of each Loan Advance, that:

(a)	Company is a duly organized under the laws of its jurisdiction of organization, and possesses all necessary and lawful authority and power to carry on its business, and to comply with the terms, covenants and conditions of this Agreement, of any and all documents, instruments and agreements, to which Company is a party, evidencing, securing or pertaining to all or any part of the Loan, including, without limitation, any extensions, renewals or modifications thereof. Company is qualified and fully licensed to do business, and is in good standing in each jurisdiction where the nature of Company’s business requires Company to be so qualified or licensed.

(b)	Company is duly authorized to execute and deliver this Agreement, and is and will continue to be duly authorized to borrow funds, and to perform all of Company’s Obligations in favor of DCS.

(c)	Neither the execution and delivery of this Agreement, nor consummation of any of the transactions herein contemplated, nor compliance with the terms and provisions thereof, will contravene any provision of law, statute, rule or regulation to which Company is subject or any judgment, decree, license, order or permit applicable to Company, or will conflict or will be inconsistent with, or will result in any breach of any of the terms of the covenants, conditions or provisions of, or constitute a delay under any other obligation of Company, or result in the creation or imposition of a lien (except liens in favor of DCS) upon any Collateral.

(d)	No consent, approval, authorization or order of any court or governmental authority or third party (other than those which have been obtained prior to the date hereof and of which Company has notified DCS in writing on the date hereof) is required in connection with the execution and delivery by Company of this Agreement.

(e)	This Agreement, when duly executed and delivered, will be the legal and binding obligations of Company, except as may be limited by applicable bankruptcy, insolvency, rearrangement, moratorium, reorganization, liquidation, conservatorship or similar debtor relief laws of general application and the power of courts to award damages in lieu of granting equitable remedies.

(f)	All balance sheets, statements of profit and loss, and other financial data, which have been or will be furnished by Company to DCS, fairly present the financial condition of Company’s business as of the date or dates stated, and the results of Company’s operations for the periods for which the same are furnished. All other information, reports, papers, and data furnished or to be furnished by Company, or its representatives, or by each Guarantor, to DCS, are and will be

DaimlerChrysler Services North America LLC

FLEET LOAN AND SECURITY AGREEMENT

accurate and correct in all material respects, and complete insofar as a completeness may be necessary to give DCS a true and accurate knowledge of the subject matter. Unless DCS otherwise agrees in writing, all financial statements are and will be prepared in accordance with generally accepted accounting principles.

(g)	Other than previously disclosed to DCS in writing, there is no litigation or legal, administrative, or tax proceedings, investigations or other actions or matters pending, or to the knowledge of Company, threatened against or affecting Company, or any Guarantor, or their properties or assets, the outcome of which could have a material adverse effect on Company’s or Guarantor’s financial condition or business.

(h)	Unless DCS otherwise agrees in writing, and subject to the filing of financing statements in all proper locations and the filing of continuation statements when and to the extent required by the Code, DCS has and will continue to have a first priority security interest in all of the Collateral.

(i)	To the best of Company’s knowledge, all tax returns and reports of Company that are or were required to be filed, have been filed, and all taxes, assessments and other governmental charges have been paid in full, except those presently or to be contested in good faith for which adequate reserves have been provided.

(j)	No Default exists under this Agreement, and no event exists which with the lapse of time and failure to cure would become a Default.

20. SURVIVAL OF REPRESENTATIONS AND WARRANTIES

DCS, without independent investigation, is relying, and will continue to rely upon the representations and warranties of Company in making Loan Advances to Company. The representations and warranties contained in this Agreement will remain in full force and effect until such time as all of Company’s Obligations in favor of DCS are fully paid and satisfied and DCS security interest is terminated as provided in Section 31.3 below.

21. AFFIRMATIVE COVENANTS

Until the full and final payment and performance of all of Company’s Obligations in favor of DCS, and DCS’ security interest is terminated as provided in Section 31.3 below, Company covenants and agrees to:

(a)	Promptly pay, or cause to be paid, when due, any and all costs and expenses required by this Agreement, or arising in connection with the Loan, including, without limitation, all fees for filing or recording any security instruments or obtaining any required certificate of title.

(b)	Perform and comply with all terms, conditions, and provisions of this Agreement, and promptly notify DCS if Company knows or has reason to know of any event that may constitute or give rise to a Default.

(c)	Promptly notify DCS in writing of any material change in any material fact or circumstances represented or warranted herein, or in any other document furnished to DCS in connection with this Agreement.

(d)	Conduct its business affairs in a reasonable and prudent manner, and in compliance with all applicable federal, state, and municipal laws, ordinances, rules, and regulations.

(e)	Maintain all licenses, franchises, and authorizations that may be necessary or required for Company to continue its business operations as now and in the future conducted.

(f)	Maintain financial and accounting records in accordance with generally accepted accounting principles (unless DCS otherwise agrees in writing to some other standard).

(g)	Furnish, as soon as available, and in any event within one hundred twenty (120) days after the end of each fiscal year of Company, consolidated and consolidating balance sheets of Company and each Guarantor as of the end of such fiscal year, and the related statements of income, retained earnings and cash flows for such fiscal year, setting forth in each case, in comparative form, the figures for the previous fiscal year, all such financial statements to be prepared in accordance with generally accepted accounting principles, consistently applied and furnished, as soon as available, and in any event within thirty days (30) after filing with the taxing jurisdiction, a complete copy of each federal and state income tax return of Company and each Guarantor.

(h)	Execute and deliver to DCS, from time to time as requested by DCS, such other documents as shall reasonably be necessary to provide the rights and remedies to DCS granted or provided for in this Agreement or any other Loan Documents executed by the Company in favor of DCS.

(i)	Furnish, or cause to be furnished to DCS such other information, not otherwise required in this Agreement, with respect to the business affairs, assets and liability of Company, as DCS shall from time to time require.

(j)	Permit DCS to examine, audit, and copy Company’s books, records, ledgers, computer files, and programs at all reasonable times, and answer all questions and inquiries, and to provide DCS with such additional documentation as DCS may request.

(k)	Immediately notify DCS in writing of any change in location of any of Company’s principal place of business, state of organization, or any change in Company’s legal name, or any change in the location where Company’s books and records are kept, or the location where the Collateral or leased Equipment may be located when not in use elsewhere.

(l)	Promptly pay when due all contractual obligations calling for payment of money, and all claims, assessments and charges which constitute, or, if unpaid, may become a lien, charge or encumbrance upon Company’s business or any of Company’s property or assets.

(m)	Except for any taxes or assessments which Company has actually contested and which contest or challenge Company continues to diligently pursue, all federal, state, local, and other taxes, assessments, fees and other governmental charges imposed upon Company or on the Collateral or any portion thereof which are due and payable, have been paid or will be paid before they are delinquent.

22. NEGATIVE COVENANTS

Until the full and final payment of all of Company’s Obligations in favor of DCS, and until DCS’ security interest is terminated as provided in Section 31.3 below, Company covenants not to do any of the following, without DCS’ prior written consent:

(a)	engage in any business activity substantially different from those in which Company is presently engaged;

(b)	cease operations;

(c)	liquidate, merge, transfer, acquire, or consolidate with any other entity;

(d)	permit any change to take place in the controlling ownership of Company;

(e)	change its name or any assumed business or trade name under which Company operates;

(f)	dissolve or transfer any of Company’s properties or assets other than the ordinary course of Company’s business;

(g)	change the location of Company’s principal place of business or state of organization; or

(h)	change of Company’s legal structure.

PART V. DEFAULT PROVISIONS

23. DEFAULT

The following are events of Default under this Agreement:

(a)	Should Company fail to pay any principal of, interest on, or other amount due with respect to the Loan as and when the same shall be due and payable.

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FLEET LOAN AND SECURITY AGREEMENT

(b)	Should Company, or any Guarantor, or any Affiliate, default on (i) any other present or future loan, indebtedness, or obligation to, or under any agreement with or in favor of DCS, including without limitation, any loan, lease, line of credit, guaranty, purchase agreement, or (ii) any other present or future agreement, document or instrument proposing to grant DCS a lien upon any property of Company, or of any Guarantor, or of any Affiliate.

(c)	Should Company fail to punctually and properly perform any covenant, agreement, obligation or condition contained in this Agreement, or any other Loan Document, and such failure shall remain unremedied for ten (10) days after the earlier of (i) the date that DCS sends Company written notice specifying such failure or (ii) any officer of Company obtains knowledge of such failure, except for any failure to make any payment with respect to which there shall be no cure period.

(d)	Should any representation or warranty made by Company under this Agreement, or in any other Loan Document, be or become untrue or incorrect in any material respect.

(e)	Should this Agreement, or any other Loan Document, at any time and for any reason, cease to be in full force and effect, or is declared to be null and void by a court of competent jurisdiction, or should the validity or enforceability of this Agreement or any Loan Document be contested or denied by Company and/or by any Guarantor, or should the transactions contemplated hereunder or thereby be contested by Company and/or any Guarantor, or should Company or any Guarantor deny that it has any further liability or obligation hereunder or thereunder.

(f)	Should Company or any Guarantor (a) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code or any other Federal, state or foreign bankruptcy, insolvency, receivership, liquidation or similar law, or (b) consent to the institution of, or fail to contravene in a timely and appropriate manner, any such proceeding or the filing of any such petition, or (c) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator or similar official of itself or of a substantial part of its Property, or (d) file an answer admitting the material allegations of a petition filed against itself in any such proceeding, or (e) make a general assignment for the benefit of creditors, or (f) become unable, admit in writing its inability or fail generally to pay its debts as they become due, or (g) take any corporate or other action for the purpose of effecting any of the foregoing.

(g)	The filing, by way of petition, if not dismissed within sixty (60) days of such filing, or answer admitting the material allegations of any petition, or other pleading seeking adjudication of Company or any Guarantor, whether in bankruptcy, or an adjustment of said parties’ debts, or any other relief under any bankruptcy, reorganization, debtor’s relief or insolvency laws now or hereafter existing, including without limitation, a petition or answer seeking reorganization or admitting the material allegations of a petition filed against any of said parties in any bankruptcy or reorganization proceeding, or the act of said parties in instituting or voluntarily being or becoming a party to any other judicial proceedings intended to effect a discharge of the debts of any of said parties, in whole or in part, or a postponement of the maturity of the collection thereof, or a suspension of any of the rights or powers of a trustee or of any of the rights or powers granted to the holder hereof herein, or in any other documents executed in connection therewith;

(h)	Any levy, attachment, or seizure of any Collateral, or any execution, attachment, sequestration, or write is filed, levied, or attached to any Collateral.

(i)	A material adverse change shall occur with respect to Company and/or Guarantor, or their property, business or prospects.

24. WAIVERS

The acceptance by DCS at any time and from time to time of partial payment on the Loan shall not be deemed to be a waiver of any Default then existing. No waiver by DCS of any Default shall be deemed to be a waiver of any other Default nor shall any such waiver by DCS be deemed to be a continuing waiver. No delay or omission by DCS in exercising any right, power, privilege or remedy under this Agreement, or any other Loan Document or otherwise, shall impair any such right, power, privilege or remedy, or be construed as a waiver thereof or any acquiescence therein, nor shall any single or partial exercise of any right, power, privilege, or remedy preclude further exercise thereof, or the exercise of any other right, power, privilege or remedy available to DCS.

25. REMEDIES UPON DEFAULT

Should a Default occur, DCS may, at its election, do any one or more of the following:

(a)	Without prior notice, demand, protest, or presentment, all of which are waived by Company, accelerate payment of, and declare the entire unpaid balance of the Loan and all other Obligations in favor of DCS, to be immediately due and payable.

(b)	Terminate Company’s ability to request and obtain additional Loan Advances under this Agreement.

(c)	Require Company to assemble the Collateral and make it available to DCS at any place to be designated by DCS that is reasonably convenient to both parties.

(d)	With prior notice to Company, take possession of the Collateral, and at the option of DCS, exercise any and all remedies allowed by this Agreement, including, but not by way of limitation, reduce any claim to judgment, foreclose or otherwise enforce DCS’ liens by any available judicial or nonjudicial procedure. In addition, DCS, in its sole discretion, shall have the right, at any time, to employ and have present on Company’s premises one or more custodians selected by DCS, each of whom shall have the right to exercise any and all of DCS’ rights under this Agreement. Company expressly agrees to cooperate with any such custodian to do whatever DCS may reasonably request by way of leasing warehouses or otherwise preserving any Collateral.

(e)	Apply for an appropriate judicial action, appointment of a receiver or receivers for all or any part of the Collateral, without regard to the sufficiency of the security, without any showing of insolvency, fraud or mismanagement on the part of Company, to protect or enforce the rights of DCS, and Company consents to such appointment.

(f)	Exercise such additional default rights and remedies as may be provided elsewhere in the Agreement, or in the other Loan Documents, and/or as may be available to a secured party generally under the Code and under the laws of each state or jurisdiction where the Collateral or leased Equipment may be located at the time of or following the occurrence of a Default.

26. USE OR OPERATION BY DCS

Company hereby authorizes DCS to hold, use, disburse and apply proceeds for payment of expenses incident to the Loan, the Collateral, and the payment or performance of the obligations incident thereto. DCS may advance and incur such expenses as DCS deems necessary to preserve the Collateral, the leased Equipment, and any other security for Company’s Obligations, and all such expenses, shall be secured by this Agreement, and payable to DCS upon demand, together with interest thereon at the Default Rate. DCS may disburse funds at any time, and from time to time, to persons other than Company for the purposes specified herein irrespective of the other provisions of this Agreement. In the event a Default occurs and is continuing, and should all or any part of the Collateral come into the possession of DCS prior to foreclosure, DCS may use or operate the same for the purpose of preserving it or its value, or pursuant to the order of a court of appropriate jurisdiction, or in accordance with any other rights held by DCS in respect thereof. DCS acknowledges that any such actions shall be undertaken in a commercially reasonable manner. In such event, the risk of accidental loss or damage to the Collateral shall be on Company, and DCS shall have no liability whatsoever for failure to obtain or maintain insurance, or to determine whether any insurance ever in force is adequate as to amounts or as to the risks insured, or for decline in the value of the Collateral.

27. DISPOSITION; APPLICATION OF PROCEEDS

DCS will give Company reasonable notice of the time and place of any public sale or of the time after which any private sale or any other intended disposition of the Collateral is to be made. The requirements of reasonable notice shall be met if the notice is mailed, postage prepaid, to Company at least ten (10) days before the time of sale or disposition. Expenses of retaking, holding, preparing for sale, selling or the like shall include DCS’ reasonable attorney’s fees and legal expense. DCS shall be entitled to apply the proceeds of any sale of all or any part of the Collateral toward payment of the Loan in such order and manner as DCS, in its discretion, may deem advisable. DCS shall

DaimlerChrysler Services North America LLC

FLEET LOAN AND SECURITY AGREEMENT

account to Company for any surplus remaining after payment of the Obligations in full, and payment of DCS’ reasonable costs and expenses, including, without limitation, DCS’ reasonable attorneys’ fees incurred in connection with the enforcement of DCS’ rights hereunder and the collection of the Company’s Obligations.

28. RIGHT TO APPLY POSSESSORY COLLATERAL, MONIES AND CREDITS OWED TO COMPANY

In the event of any uncured Default, DCS shall have the right to apply against Company’s Obligations, any and all monies, securities or other Collateral of Company, and the proceeds thereof, then and thereafter in the possession of, or held or received by, or in transit to DCS, from or for the account of Company, whether for safekeeping, custody, pledge, transmission, collection or otherwise. DCS shall have the further right, to set-off and apply against Company’s Obligations any and all deposits (general or special) and credits of Company, and any and all claims of Company against DCS at any time existing.

PART VI. ADDITIONAL PROVISIONS

29. POWER OF ATTORNEY

Company irrevocably appoints DCS as its true and lawful attorney-in-fact, coupled with an interest, and with full power of substitution, for the purposes of accomplishing the following actions: (a) to file, and to the extent necessary, to sign Company’s name on any document that DCS may deem necessary and proper to perfect, continue perfection, amend, or release DCS’ security rights and interest; and (b) to take such other actions as may be authorized by a court of appropriate jurisdiction. This power of attorney is given as security for the Obligations, and the authority conferred on DCS is irrevocable and will remain in full force and effect until this Agreement is terminated.

30. INDEMNIFICATION

Company and each Guarantor unconditionally agree to indemnify, defend, and to save and to hold DCS, its parent, subsidiaries and affiliated companies, and their respective officers and directors, employees, agents, and attorneys, harmless for any and all claims, suits, obligations, damages, losses, costs and expenses (including without limitation, DCS’ legal costs and expenses for outside counsel), demands, liabilities, penalties, fines, and forfeitures, arising out of or in any way occasioned by this Agreement, or any other relationship between the parties.

31. TERMINATION

31.1 Termination by Company. Company may, at any time, and for any or no reason, advise DCS in writing that Company will no longer request DCS to make additional Loan Advances, subject to this Agreement.

31.2 Termination by DCS. Company agrees that DCS may, at any time, and for any and no reason, advise Company in writing that DCS is no longer willing to make additional Loan Advances, subject this Agreement. Company again recognizes that DCS has no obligation whatsoever to make Loan Advances under this Agreement, or otherwise, and that DCS’ agreement to do so shall be purely discretionary on DCS’ part.

31.3 Termination of DCS’ Security Rights and Interests. DCS will have no obligation whatsoever to cancel or otherwise terminate its continuing security interest in the Collateral, or of releasing the Guarantors under their respective Guaranties, unless and until DCS is completely satisfied that all of Company’s Obligations secured by this Agreement have been fully paid and satisfied. Only then may DCS agree to cancel and release its security interest from the public records, and to release each Guarantor from their respective Guaranties.

32. GOVERNING LAW

Except where preempted by the laws of the United States, the laws of the State of Illinois (irrespective of the conflict of laws principles of that state) shall govern the validity, construction, enforcement and interpretation of this Agreement, Company’s Note (if required), all of the other Loan Documents.

33. NOTICE

Whenever this Agreement requires or permits any notice, demand or request by one party to another, it shall be in writing, enclosed in an envelope, addressed to the party to be notified at the address set forth on the signature page to this Agreement (or at such other address as may have been designated by a party by written notice to the other party), properly stamped, sealed and deposited in the United States mail or sent by overnight courier. Notice shall be deemed to have been given or the demand or request made on the third day after such notice has been deposited in the mails or one day after such notice is placed with such overnight courier, as stated above.

In addition, any notice may be sent via fax and email, provided a hard copy of such fax or email is placed in the U.S. Mail within twenty-four (24) hours after the sending of such fax or email. Notice by fax shall be deemed to have been given at the time and date shown on any acknowledgment produced by the fax machine that the notice was successfully sent to a fax number provided by the party to whom the notice is sent. Notice by e-mail shall be deemed to have been given at the date and time of transmission to the e-mail address provided by the party to whom the e-mail is sent, unless the e-mail transmission indicates that it was not received or other indication that the party to whom it was sent did not promptly receive the e-mail.

Any party may change the address, fax number, or email address to which notices to such party may be sent by delivering notice of such change in the manner provided for in this Section.

34. CAPTION HEADINGS

Caption headings under this Agreement are for convenience purposes only and are not to be used to interpret or define the provisions of this Agreement.

35. UNCONDITIONAL AND IRREVOCABLE NATURE OF AGREEMENT TO CONSENT

Company’s and each Guarantor’s covenants, agreements, and consents under this Agreement and under each Guaranty are unconditional and irrevocable, and may not be withdrawn or otherwise revoked by Company or by a Guarantor under any circumstance, other than as a result of DCS’ prior written consent, which DCS has the right to reject or withhold for any or no reason.

36. SOLE DISCRETION OF DCS

Whenever DCS’ consent or approval is required under this Agreement or under any Loan Document, DCS’ decision whether or not to consent or approve will be in the sole and exclusive discretion of DCS, and DCS’ decision will be final and conclusive.

37. RELATIONSHIP OF THE PARTIES

Company and each Guarantor agree that nothing under this Agreement, or any course of dealings between DCS and Company, shall be construed as a representation or warranty, express or implied to any party by DCS, and no condition hereof shall be construed so as to deem the relationship between Company and DCS to be anything other than that of a borrower and lender and lessor and lessee,.

38. ASSIGNMENT

This Agreement shall be binding on the parties’ respective successors and assigns. Notwithstanding the foregoing, Company may not assign its rights or obligations hereunder without DCS’ prior written consent. DCS may assign its rights hereunder upon prior written notice to Company.

39. INVALID PROVISIONS

If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the term of this Agreement, the legality, validity and enforceability of the remaining provisions of this Agreement shall not be affected thereby, and in lieu of each such illegal, invalid or unenforceable provision, there shall be added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

DaimlerChrysler Services North America LLC

FLEET LOAN AND SECURITY AGREEMENT

40. PRIOR AGREEMENTS SUPERSEDED; CHANGES IN WRITING

This Agreement constitutes the sole agreement of the parties and supersedes any prior understandings or written or oral agreements between the parties respecting the revolving line of credit which is the subject matter of this Agreement, including without limitation, any and all documentation executed by Company and DCS for any loans or advances under Company’s previous line of credit, if any. This Agreement may not be changed, waived, discharged or terminated without an instrument in writing signed by the party against whom the change, waiver, discharge or termination is sought.

41. COSTS AND EXPENSES

Company agrees to pay DCS upon request all out of pocket costs and expenses and all attorneys fees and expenses incurred by DCS in connection with (a) the preparation, documentation, and execution of this Agreement and the other Loan Documents, any amendment, modification, extension, renewal or restatement of this Agreement, any Loan Document, or lease, and any waiver or consent, (b) any Default, and (c) to represent DCS in any litigation, contest, dispute, suit or proceeding, or to commence, defend or intervene in any litigation or proceeding in any way relating to the Loan, any lease, the Company, any Guarantor, or any Collateral.

42. JURY WAIVER

DCS and Company waive the right to trial by jury in any lawsuit brought by any party against any other party.

COMPANY AND EACH GUARANTOR CERTIFY THAT: (1) THEY HAVE AGREED TO BE SUBJECT TO THIS AGREEMENT AND EACH LOAN DOCUMENT, AS THEIR FREE ACT AND DEED, WITHOUT DURESS OR COERCION; (2) THEY HAVE CONSULTED WITH AN ATTORNEY, OR HAD THE OPPORTUNITY TO DO SO; (3) THEY HAVE CAREFULLY READ THIS AGREEMENT AND EACH LOAN DOCUMENT, AND HAVE AGREED TO ALL THEIR TERMS AS WRITTEN; (4) THEY HAVE KNOWINGLY CONSENTED TO ALL WAIVERS; AND (5) NEITHER DCS OR ANYONE CONNECTED WITH DCS HAS MADE ANY STATEMENT OR PROMISE THAT MAY CONTRADICT IN ANY WAY WHAT IS WRITTEN IN THIS AGREEMENT, OR IN ANY LOAN DOCUMENT.

IN WITNESS WHEREOF, the parties have executed this Fleet Loan and Security Agreement as of the date first written above.

COMPANY:	COACH FINANCIAL SERVICES, INC.
Authorized Signatory:
Title:
Address for Notices:

Fax Number:
Email Address:

DaimlerChrysler Services North America LLC

Authorized Signatory:
Title:
Address for Notices:	1011 Warrenville Road, Suite 600
Lisle, Illinois 60532
Attn: Manager, Dealer Credit
Fax Number:
Email Address:

Disclosures Required Under Illinois Law:

Unless you provide us with evidence of the insurance coverage required by your agreement with us, we may purchase insurance at your expense to protect our interests in your collateral. This insurance may, but need not, protect your interests. The coverage that we purchase may not pay any claim that you make or any claim that is made against you in connection with the collateral. You may later cancel any insurance purchased by us, but only after providing us with evidence that you have obtained insurance as required by our agreement. If we purchase insurance for the collateral, you will be responsible for the costs of that insurance, including interest and any other charges we may impose in connection with the placement of the insurance, until the effective date of the cancellation or expiration of the insurance. The costs of the insurance may be added to your total outstanding balance or obligation. The costs of the insurance may be more than the cost of insurance you may be able to obtain on your own.